Exhibit 10.1
ELEVENTH AMENDMENT AND WAIVER TO TERM LOAN AND
SECURITY AGREEMENT
This Eleventh Amendment and Waiver to Term Loan and Security Agreement (“Agreement”), dated as of January 27, 2026 (the “Execution Date”), as effective as of December 31, 2025 (the “Effective Date”), is entered into by and between Direct Digital Holdings, LLC, a Texas limited liability company (“Borrower”), Direct Digital Holdings, Inc., a Delaware corporation (“DDH Holdings”), Colossus Media, LLC, a Delaware limited liability company (“Colossus”), Huddled Masses LLC, a Delaware limited liability company (“HM”), Orange142, LLC, a Delaware limited liability company (“Orange” and together with DDH Holdings, Colossus, and HM, “Guarantors” and each individually a “Guarantor” and together with the Borrower, collectively, the “Credit Parties”, and each a “Credit Party”), Lafayette Square Loan Servicing, LLC, as agent for the Lenders (“Agent”), and the Lenders party hereto.
RECITALS:
WHEREAS, the Borrower, the Guarantors, Lenders and Agent entered into that certain Term Loan and Security Agreement dated as of December 3, 2021, as amended by the First Amendment to Term Loan and Security Agreement dated as of February 3, 2022, the Second Amendment to Term Loan and Security Agreement dated as of July 28, 2022, the Third Amendment to Term Loan and Security Agreement dated as of January 9, 2023, the Fourth Amendment to Term Loan and Security Agreement dated as of October 3, 2023, the Fifth Amendment to Term Loan and Security Agreement dated as of October 15, 2024 and effective as of June 30, 2024, the Sixth Amendment and Waiver to Term Loan and Security Agreement, dated as of December 27, 2024, the Seventh Amendment to Term Loan and Security Agreement, dated as of August 8, 2025, the Eighth Amendment and Waiver to Term Loan and Security Agreement (the “Eighth Amendment”), dated as of September 8, 2025, the Ninth Amendment and Waiver to Term Loan and Security Agreement (the “Ninth Amendment”), dated as of October 14, 2025, and the Tenth Amendment to Term Loan and Security Agreement (the “Tenth Amendment”), dated as of October 28, 2025 (the “Existing Loan Agreement”; the Existing Loan Agreement as may be further amended, supplemented, or otherwise modified from time to time, including by this Agreement, the “Loan Agreement”);
WHEREAS, certain Events of Default have occurred and are continuing under (a) Section 10.3(a) (Noncompliance) of the Existing Loan Agreement due to the failure of the Credit Parties to maintain minimum Unrestricted Cash on the balance sheet of not less than $450,000 at all times as required under Section 6.5 (c) (Minimum Unrestricted Cash), (b) Section 10.3(a) (Noncompliance) of the Existing Loan Agreement due to the failure of the Credit Parties to maintain minimum Consolidated EBITDA of not less than $652,000 for the Fiscal Quarter ended December 31, 2025 as required under Section 6.5(d) (Minimum Quarterly Consolidated EBITDA) of the Existing Loan Agreement, (c) Section 10.3(a) (Noncompliance) of the Existing Loan Agreement due to the failure of the Credit Parties to include an independent director on the board of directors of DDH Holdings in accordance with the terms of the Certificate of Designation as required under Section 6.11(a) (Independent Director; Financial Advisor) of the Existing Loan Agreement, (d) Section 10.3(a) (Noncompliance) of the Existing Loan Agreement due to the failure of the Credit Parties to engage a Financial Advisor to serve as an officer of the Credit Parties as required under Section 6.11(b) (Independent Director; Financial Advisor) of the Existing Loan Agreement, (e) Section 10.3(a) (Noncompliance) of the Existing Loan Agreement due to the failure of the Credit Parties to enter into documentation in respect of the Refinancing and Preferred Transaction as required under Section 6.13 (Refinancing and Preferred Transaction) of the Existing Loan Agreement, (f) Section 10.1 (Nonpayment) of the Existing Loan Agreement due to the failure of the

Credit Parties to pay the Seventh Amendment Fee (as defined in the Seventh Amendment) on or before January 15, 2026 as required under Section 3(b) of the Ninth Amendment, (g) Section 10.1 (Nonpayment) of the Existing Loan Agreement due to the failure of the Credit Parties to pay the Seventh Amendment Closing Fee (as defined in the Seventh Amendment) on or before January 15, 2026 as required under Section 3(b) of the Ninth Amendment, (h) Section 10.1 (Nonpayment) of the Existing Loan Agreement due to the failure of the Credit Parties to pay all fees owing to Agent and all fees and expenses incurred by Agent in connection with the preparation, negotiation and execution of the Eighth Amendment and related documents on or before January 15, 2026 as required under Section 3(b) of the Ninth Amendment, (i) Section 10.1 (Nonpayment) of the Existing Loan Agreement due to the failure of the Credit Parties to pay all fees owing to Agent and all fees and expenses incurred by Agent in connection with the preparation, negotiation and execution of the Ninth Agreement on or before January 15, 2026 as required under Section 3(b) of the Ninth Amendment, (j) Section 10.1 (Nonpayment) of the Existing Loan Agreement due to the failure of the Credit Parties to pay interest on Advances for the month ended July 31, 2025 on or before January 15, 2026 as required under Section 3(b) of the Ninth Amendment, (k) Section 10.1 (Nonpayment) of the Existing Loan Agreement due to the failure of the Credit Parties to pay interest on Advances for the month ended August 31, 2025 on or before January 15, 2026 as required under Section 3(b) of the Ninth Amendment, (l) Section 10.1 (Nonpayment) of the Existing Loan Agreement due to the failure of the Credit Parties to pay interest on Advances for the month ended ding September 30, 2025 on or before January 15, 2026 as required under Section 3(b) of the Ninth Amendment, (m) Section 10.1 (Nonpayment) of the Existing Loan Agreement due to the failure of the Credit Parties to pay interest on Advances for the month ended October 31, 2025 as required by Section 3.1 of the Existing Loan Agreement, (n) Section 10.1 (Nonpayment) of the Existing Loan Agreement due to the failure of the Credit Parties to pay interest on Advances for the month ended November 30, 2025 as required by Section 3.1 of the Existing Loan Agreement, (o) Section 10.1 (Nonpayment) of the Existing Loan Agreement due to the failure of the Credit Parties to pay interest on Advances for the month ended December 31, 2025 as required by Section 3.1 of the Existing Loan Agreement, (p) the breach of the representation and warranty in Section 5.7(b) (No Material Adverse Effect; No Default) of the Existing Loan Agreement as a result of the foregoing (such Events of Default, the “Existing Events of Default”);
WHEREAS, the Credit Parties have requested that Agent and Lenders waive the Existing Events of Default and amend the Existing Loan Agreement as set forth herein;

WHEREAS, Agent and Lenders are willing to waive the Existing Events of Default and amend the Existing Loan Agreement, subject to the terms and conditions set forth below;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Parties, Agent, and the Lender party hereto hereby agree as follows:
1.Same Terms. The capitalized terms used in this Agreement and not defined herein shall have the same meanings as provided therefor in the Loan Agreement, unless the context hereof otherwise requires or provides.
2.Acknowledgement.
(a)The Credit Parties agree that, on the date hereof and immediately prior to the effectiveness of this Agreement, the Credit Parties are indebted to Lenders and Agent under the Existing Loan Agreement in the aggregate principal amount of $10,285,190.16, with respect to the Term Loans (collectively, the “Existing Term Loans”), plus continually accruing interest and all fees, costs, and expenses, including reasonable and documented attorneys’ fees, incurred through the date hereof, required to be paid by the Credit Parties under the Loan Agreement and the Other Documents.
(b)The parties hereto acknowledge and agree that as of December 31, 2025, Lafayette Square USA, Inc. holds Series A Preferred Stock with an aggregate face amount of $27,077,000.00 plus accrued and unpaid dividends thereon in an aggregate amount equal to $1,199,249.35.
3.Waiver. Subject to the terms and conditions set forth herein, Agent and the Lender party hereto hereby waive (i) the Existing Events of Default, (ii) the payment of interest at the Default Rate in connection with the Existing Events of Default (provided, for the avoidance of doubt, this waiver shall not operate as a waiver of the payment of any interest on the Obligations at the Term Loan Rate), and (iii) any increase in the Applicable Margin in connection with the Existing Events of Default. The waiver pursuant to this Section 3 is limited to its express terms. The execution, delivery and effectiveness of the waiver set forth herein shall not operate as a waiver of any other right, power or remedy of the parties to the Loan Agreement or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein. The execution, delivery and effectiveness of this waiver shall not imply in any manner that a similar waiver would be agreed to by Agent with respect to any future Default, Event of Default, breach or default under the Loan Agreement, and Agent expressly reserves the right to exercise all of its rights, powers, privileges and remedies authorized or permitted under the Loan Agreement or any Other Document, or available at law, equity or otherwise, in connection with any such future Default, Event of Default, breach or default. No consent described herein shall be construed as establishing a course of conduct on the part of Agent and Lenders upon which the Credit Parties may rely at any time in the future. Each Credit Party expressly waives any right to assert any claim to such effect at any time.
4.Fees and Expenses; Interest.
(a)In consideration of the agreements set forth herein, the Credit Parties hereby agree to pay to Agent an amendment fee in the amount of $4,000,000 (the “Eleventh Amendment Fee”). The Eleventh Amendment Fee shall be non-refundable when paid and shall be fully earned as of and due and payable on the Effective Date, provided that the Eleventh Amendment Fee shall: (i) be added to the principal balance of the Term Loan on the Effective Date; (ii) be due and payable, together with all interest accrued thereon, in cash, upon the expiration of the Term (or sooner termination as provided in the Credit Agreement); and (iii) once added to the principal balance of the Term Loan as set forth in the preceding clause (i), bear interest at a fixed rate per annum equal to the Term Loan Rate (plus any applicable Default Rate).
(b)The Credit Parties agree to pay or reimburse Agent for all fees and expenses (including, without limitation, reasonable attorneys’ fees and legal expenses) incurred by Agent in connection with the credit facility through the date hereof in an amount equal to $175,000 (collectively, the “Amendment Fees and Expenses”). The Amendment Fees and Expenses shall be non-refundable when paid and shall be fully earned as of and due and payable on the Effective Date.
(c)The Credit Parties hereby acknowledge and agree that the following interest, fees, costs and expenses are fully earned as of the Execution Date and shall be due and payable, along with all interest accrued thereon, on the earliest of (a) the date that the outstanding principal balance of the Term Loans have been paid in full, (b) the date of acceleration of all or any portion of the Term Loans pursuant to the terms of this Agreement, including without limitation, acceleration as a result of an Event of Default under Sections 10.7 or 10.8, and (c) June 30, 2026:
(i)Seventh Amendment Fee (as defined in the Seventh Amendment) in an amount equal to $85,906.00;
(ii)Seventh Amendment Closing Fee (as defined in the Seventh Amendment) in an amount equal to $1,000,000.00;

(iii)Interest on Advances for the months ended July 31, 2025, August 31, and September 30, 2025, October 31, 2025, November 30, 2025, and December 31, 2025 in an aggregate amount equal to $783,999.66.
(d)The Credit Parties hereby acknowledge and agree that the interest, fees, costs and expenses set forth in clauses (i) through (iii) above and unpaid fees and expenses incurred by Agent in connection with the credit facility have accrued interest since October 14, 2025 in an aggregate amount equal to $35,364.61.
(e)The Credit Parties hereby acknowledge and agree that the interest, fees, costs and expenses set forth in clauses (i) through (iii) above shall continue accrue interest at a rate per annum equal to the Term Loan Rate applicable to the Term Loans (including, after the date hereof, any applicable Default Rate).
(i)The failure of the Credit Parties to comply with this Section 4(c) shall constitute an immediate Event of Default under the Loan Agreement.
5.Amendments to Existing Loan Agreement. The Borrower, each Guarantor, Agent, and Lenders hereby agree that, upon the satisfaction or waiver of the conditions to effectiveness set forth in Section 10, the Loan Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ and ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text and double-underlined text) as set forth in the Loan Agreement attached as Annex A hereto.
6.Preferred Equity Conversion. DDH Holdings and Holder agree Exhibit A attached to the Tenth Amendment is amended and restated and attached hereto as Annex B.
7.Ratification. Except as expressly provided herein, each Credit Party hereby (a) ratifies the Obligations and each of the Loan Agreement and the Other Documents to which it is a party, and agrees and acknowledges that the Loan Agreement and each of the Other Documents to which it is a party shall continue in full force and effect after giving effect to this Agreement; (b) ratifies and confirms that the security instruments executed by each Credit Party, as amended hereby, are not released, diminished, impaired, reduced, or otherwise adversely affected by the Loan Agreement and continue to secure the full payment and performance of the Obligations pursuant to their terms; (c) acknowledges the continuing existence and priority of the Liens granted, conveyed, and assigned to Agent for its benefit and for the ratable benefit of each Lender, under the security instruments; and (d) agrees that the Obligations include, without limitation, the Obligations (after giving effect to this Agreement). Except as expressly provided herein, nothing in this Agreement extinguishes, novates or releases any right, claim, Lien, security interest or entitlement of Agent or Lenders created by or contained in any of such documents nor is any Credit Party released from any covenant, warranty or obligation created by or contained therein.
8.Representations and Warranties. Each Credit Party hereby represents and warrants to Agent that; (a) this Agreement has been duly authorized, executed, and delivered by each Credit Party; (b) no action of, or filing with, any Governmental Body is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by each Credit Party of this Agreement; (c) the Loan Agreement and the Other Documents, as amended by this Agreement, are valid and binding upon each Credit Party and are enforceable against each such Credit Party, in accordance with their respective terms, except as limited by Debtor Relief Laws; (d) the execution, delivery, and performance by each Credit Party of this Agreement does not require the consent of any other Person, except for any consent that has been duly obtained, and do not and will not constitute a violation of any laws, agreements, or understandings to which each such Credit Party is a party or by which each such Credit Party is bound; (e) after giving effect to this Agreement, all representations and warranties in the Loan Agreement and the Other Documents are true and correct in all material respects except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respect as of such earlier date or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Loan Agreement; and (f) after giving effect to this Agreement, no Default or Event of Default exists.
9.Release. In consideration of Agent and Lenders’ agreements herein, each Credit Party hereby (a) releases, acquits and forever discharges Agent, each Lender and each of their respective agents, employees, officers, directors, partners, servants, representatives, attorneys, affiliates, successors and assigns (collectively, the “Released Parties”) from any and all liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages, costs and expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent (collectively, “Claims”), that such Credit Party may have or claim to have now against any Released Party or which might arise out of or be connected with any act of commission or omission of any Released Party existing or occurring on or prior to the date of this Agreement, including, without limitation, any claims, liabilities or obligations relating to or arising out of or in connection with the Advances, the Loan Agreement or the Other Documents (including, without limitation, arising out of or in connection with the initiation, negotiation, closing or administration of the loan transactions contemplated thereby or related thereto), from the beginning of time until the execution and delivery of this release and the effectiveness of this Agreement other than any Excluded Claims (the “Released Claims”) and (b) agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against the Released Parties with respect to any and all Released Claims. For purposes hereof, “Excluded Claims” means any Claims that a Credit Party may have or claim to have against any Released Party or which might arise out of or be connected with any act of commission or omission of any Released Party relating to the Series A Preferred Stock, the shares of stock issued or issuable upon conversion or exchange thereof, or the provisions of the Loan Agreement regarding the Series A Preferred Stock and the Preferred Equity Conversion, the Certificate of Designation or any other agreement, instrument, or document relating to the Series A Preferred Stock, or relating to any intentional breach, bad faith or gross negligence of any Released Party.
10.Conditions to Effectiveness. The transactions contemplated by this Agreement shall be deemed to be effective as of the Effective Date, when the following have been satisfied in a manner satisfactory to Agent:
(a)Agreement. Agent receives a fully executed copy of this Agreement.
(b)Fees and Expenses. Agent receives all fees payable to Agent and Lenders pursuant to Section 4(b) hereof on or prior to the Execution Date;
(c)Representations and Warranties. All representations and warranties set forth in this Agreement are true and correct in all material respects as set forth in Section 8 above; and
11.Counterparts. For the convenience of the parties, this Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail, facsimile transmission, electronic mail in “portable document format” (“.pdf”) form or other electronic means intended to preserve the original graphic and pictorial appearance of the item being sent shall be effective as a delivery of a manually executed counterpart of this Agreement.
12.References to the Loan Agreement. Upon the effectiveness of this Agreement, (a) each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Loan Agreement after giving effect to the Agreement set forth herein, and (b) each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement after giving effect to the Agreement set forth herein.
13.Effect. The Agreement is one of the Other Documents. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Loan Agreement, or (b) to prejudice any right or rights which Agent or any Lender now has or may have in the future under or in connection with the Loan Agreement, as amended hereby, or any of the other documents referred to herein or therein.
14.ENTIRE AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT, THE LOAN AGREEMENT AND THE OTHER DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.
15.Governing Law. This Agreement, and all matters relating hereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the Effective Date.
BORROWER:
DIRECT DIGITAL HOLDINGS, LLC

By:    /s/ KEITH SMITH
Name: Keith Smith
Title: President
GUARANTORS:
DIRECT DIGITAL HOLDINGS, INC.

By:    /s/ KEITH SMITH
Name: Keith Smith
Title: President
COLOSSUS MEDIA, LLC

By:    /s/ KEITH SMITH
Name: Keith Smith
Title: President
HUDDLED MASSES LLC

By:    /s/ KEITH SMITH
Name: Keith Smith
Title: President
ORANGE142, LLC

By:    /s/ KEITH SMITH
Name: Keith Smith
Title: President

Signature Page to
Eleventh Amendment to Term Loan and Security Agreement

AGENT:

LAFAYETTE SQUARE LOAN SERVICING, LLC
By:    /s/ PHILIP DANIELE
Name: Philip Daniele
Title: Chief Risk Officer

Signature Page to
Eleventh Amendment and Waiver to Term Loan and Security Agreement

LENDER:

LAFAYETTE SQUARE USA, INC., as a Lender and as sole Holder of shares of Series A Preferred Stock, solely with respect to Section 2(b) and Section 6
By:    /s/ PHILIP DANIELE
Name: Philip Daniele
Title: Chief Risk Officer

Address for Notices:

Signature Page to
Eleventh Amendment and Waiver to Term Loan and Security Agreement

ANNEX A
[SEE ATTACHED]

ANNEX B
[SEE ATTACHED]

EXHIBIT A
These are the procedures for the conversion from time to time of shares (the “Conversion Securities”) of Series A Convertible Preferred Stock, par value $0.001 (“Series A Preferred Stock”), of Direct Digital Holdings, Inc., a Delaware corporation (the “Company”), held by Lafayette Square USA, Inc., a Delaware corporation (“Holder”), at the Conversion Ratio (as defined below), for no additional consideration, for shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”). Each such conversion is referred to herein as a “Conversion” and the shares of Class A Common Stock issuable upon each Conversion are referred to herein as “Underlying Shares”. Each such Conversion may only occur in accordance with Section 2 of the Tenth Amendment, to which this Exhibit A is attached, with prior written notice provided to Holder (each such notice, a “Notice”) in a form similar to conversion calculations set forth in Annex A to the Amended and Restated Certificate of Designation of Series A Preferred Stock filed with the Delaware Secretary of State on October 14, 2025 (the “Certificate of Designation”); provided that Holder may decline any such request to effect the Conversion in its sole discretion upon prompt written response within five (5) Business Days of receipt of such Notice to such Notice given to the Company.
For purposes hereof, “Conversion Ratio” means, for each share of Series A Preferred Stock that is a Conversion Security, the quotient of (1) the Accumulated Conversion Value (as defined in the Certificate of Designation) attributable to such share of Series A Preferred Stock that is a Conversion Security, divided by (2) the price of the Class A Common Stock for the trading day immediately preceding the delivery of the Notice, rounded down to the nearest whole share.
Cancellation of Conversion Securities and Issuance of Underlying Shares:
On or prior to the sixth (6th) Business Day after the delivery of the Notice, the Company shall cancel (or if the Company has engaged a transfer agent for the Series A Preferred Stock, instruct the Company’s transfer agent to cancel) the number of Conversion Securities held by the Holder as set forth in the Notice and issue a corresponding number of Underlying Shares to Holder without restrictive legends.
Transfer of Underlying Shares:
Once the Underlying Shares are issued, the Company shall then instruct the Company’s transfer agent for the Class A Common Stock to transfer such Underlying Shares electronically via the DRS Profile System to Holder’s account at Cantor Fitzgerald & Co., DTC participant #0696, or to such other account as may be mutually agreed by the Company and Holder. Each of Mark D. Walker, Keith W. Smith and Diana P. Diaz, as authorized officers of the Company and designees of Holder solely for such purpose, shall exercise sole authorization with respect to effecting sales only of the Underlying Shares once transferred pursuant to the preceding sentence. Upon the sale of such Underlying Shares, which the parties shall make reasonable best efforts to effectuate within three (3) Business Days following the consummation of the applicable Conversion, the proceeds of which shall be placed in an account designated by Holder until further instruction from Holder.